EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Intraco Systems, Inc. (the "Company") of our report dated February 26, 2001 included in the Company's Annual Report on Form 10-KSB.

          Daszkal Bolton Manela Devlin & Co.

          Boca Raton, Florida
          April 26, 2001